UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 22, 2020

Q2 HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36350	20-2706637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13785 Research Blvd, Suite 150
Austin, Texas 78750
(Address of Principal Executive Offices, and Zip Code)

(512) 275-0072
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QTWO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On June 22, 2020, Michael J. Maples, Sr. provided notice to Q2 Holdings, Inc. (the "Company") of his resignation as a member of the Board of Directors of the Company (the "Board"), and from his service on the Board's compensation and risk and compliance committees, in each case effective immediately. Mr. Maples' decision to resign was not the result of any disagreement with the Company.

(d)
On June 22, 2020, the Board appointed Margaret L. Taylor as a director to fill the vacancy created by Mr. Maples' resignation from the Board. Ms. Taylor's initial term as a director will expire at the Company's 2021 annual meeting of stockholders, or until her successor is elected and qualified or until her earlier resignation or removal.
On June 22, 2020 the Board also appointed Ms. Taylor to serve as a member of the Board's compensation committee and as chairperson of the Board's nominating and corporate governance committee. The Board determined that Ms. Taylor is independent in accordance with the applicable rules of the New York Stock Exchange. Ms. Taylor was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and Ms. Taylor has no direct or indirect material interest in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.
Ms. Taylor will participate in the Company's director compensation plan for non-employee directors, as described under the heading "Compensation of Directors" in the Company's definitive proxy statement on Schedule 14A filed with the SEC on April 29, 2020, with compensation for her initial term pro-rated for her partial year of service.
Ms. Taylor currently serves as a director of Rimini Street, Inc. (Nasdaq: RMNI), a provider of enterprise software products and services. Since January 2005, Ms. Taylor has served as a private investor/advisor. Previously, Ms. Taylor served as President of PeopleSoft Investments, Inc., an investment management and advisory services company and subsidiary of PeopleSoft, Inc., an enterprise software company (acquired by Oracle Corporation), from January 2000 until her retirement in January 2005, and as Senior Vice President of Corporate Operations of PeopleSoft, Inc. from January 1989 to December 1999. From January 2000 to December 2003, Ms. Taylor served as President of Nevada Pacific Development Corp., a consulting services firm. From December 1999 to December 2000, Ms. Taylor served as Chief Executive Officer of Venture Builders, LLC, a consulting company for start-up businesses. From May 1986 to October 1988, Ms. Taylor served as a Vice President of Trust and Investment Management at Hibernia Bank, a financial institution. From January 1983 to October 1985, Ms. Taylor served as Vice President of Organization, Planning, and Development at Bank of California, a financial institution. Ms. Taylor has also served on the Board of Directors of numerous publicly traded corporations, including Fair Isaac Corporation, a decision analytics company, from December 1999 to February 2012. In addition, Ms. Taylor has served and continues to serve as a member of the Board of Directors of various private companies. Ms. Taylor holds a B.A. in Communications and Psychology from Lone Mountain College of California. Ms. Taylor has also completed the Corporate Governance Program at Stanford Business School and the Compensation Committees Program at Harvard Business School.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

June 25, 2020	/s/ Jennifer N. Harris Jennifer N. Harris Chief Financial Officer